Exhibit 4.07

Note Number R-		Name(s) of Agent(s):		Agent(s) Commission	SCANA CORPORATION
Principal Amount $	Trade Date	Original Issue Date	Interest Rate (Or Yield to Maturity For Original Issue Discount Notes)		CUSIP
Maturity Date	Account No. N/A	Ticket No. N/A	Issue Price	Taxpayer's I.D. or Soc. Sec. No. *	Transferred
Name and Address of Registered Owner CEDE & CO. 7 Hanover Square New York, New York 10004				MEDIUM TERM NOTE CONFIRMATION TRUSTEE AND PAYING AGENT THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. 101 Barclay Street New York, New York 10286
CUSTOMER COPY	Retain for Tax Purposes	The Time of the Transaction Will Be Published Upon Written Request of the Customer		Please Sign and Return Enclosed Receipt
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED	PRINCIPAL AMOUNT: $____________
No.: R- ___	CUSIP: ____________
SCANA CORPORATION
MEDIUM TERM NOTE
Due Nine Months or More From Date of Issue

ISSUE PRICE: __%	ADDITIONAL PROVISIONS:
ORIGINAL ISSUE DATE:	INDEX MATURITY:
MATURITY DATE:	BASE RATE:
REDEMPTION (check one):	SPREAD (PLUS OR MINUS): %
☐ No. This Note is not subject to redemption.	SPREAD MULTIPLIER:

☐ Yes. This Note is subject to redemption on or after the initial Redemption Date at the following Redemption Price. Redemption Price: Initial Redemption Date:	INTEREST RESET PERIOD: INTEREST RESET DATES: MAXIMUM INTEREST RATE:
INTEREST PAYMENT DATES:	MINIMUM INTEREST RATE:
INTEREST PAYMENT PERIOD:
REGULAR RECORD DATES:	___ of each _________ and _________
INTEREST (check one):	Commencing __________ (subject to adjustment as provided herein).
☐ FIXED RATE NOTE If this box is checked, the Interest Rate on this Note shall be ____%	DESIGNATED LIBOR CURRENCY:
☐ FLOATING RATE NOTE If this box is checked, the Initial Interest Rate on this Note shall be _______%	DESIGNATED LIBOR PAGE:

           SCANA Corporation, a corporation duly organized and existing under the laws of the State of South Carolina (herein referred to as the "Company"), for value received, hereby promises to pay Cede & Co., or registered assigns, the principal sum of  ___________ ($__________) on the "Maturity Date" shown above and to pay interest thereon as hereinafter described.
          REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE SUBSEQUENT PAGES HEREOF, AND SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.
This Note shall not become valid or obligatory for any purpose unless and until this Note has been authenticated by The Bank of New York Mellon Trust Company, N.A., or its successor, as Trustee.

IN WITNESS WHEREOF, the Company has caused this Note to be executed under its corporate seal.
Dated:

SCANA CORPORATION                     CERTIFICATE OF AUTHENTICATION
By:                               This is one of the Securities of the series designated therein referred to in the within
Authorized Officer                     mentioned \Indenture.

Attest:                                    THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
Secretary
[CORPORATE SEAL]                         By:
               Authorized Signatory

SCANA CORPORATION
MEDIUM TERM NOTES

1. This is one of a duly authorized issue of debentures, notes or other evidences of indebtedness of the Company (herein called the "Securities") of a series hereinafter specified as issued and to be issued under an indenture dated as of November 1, 1989, as supplemented (herein called the "Indenture"), between the Company and The Bank of New York Mellon Trust Company, N.A. (successor to The Bank of New York), as trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and Resolutions of the Board of Directors of the Company adopted or indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default, and may otherwise vary as in the Indenture provided. This Note is one of a series of Securities of the Company designated as its Medium Term Notes (herein called the "Notes"). The Notes of this series may be issued at various times with different maturity dates and different principal repayment provisions, may bear interest at different rates, may be payable in different currencies and may otherwise vary, all as provided in the Indenture.

2. A. Unless otherwise specified on the face hereof, the Regular Record Date with respect to any Interest Payment Date (as defined below) shall be the date 15 calendar days immediately preceding such Interest Payment Date, whether or not such date shall be a Business Day. Interest which is payable, and is punctually paid or duly provided for on each Interest Payment Date specified above will be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date next preceding such Interest Payment Date; provided, however, that interest payable at Maturity shall be paid to the Person to whom the principal hereof is payable. Notwithstanding the foregoing, if this Note is issued between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date, the interest so payable for the period from the Original Issue Date to such Interest Payment Date shall be paid on the next succeeding Interest Payment Date to the Registered Holder hereof on the related Regular Record Date. Any payment of principal (and premium, if any) or interest required to be made on this Note on a day that is not a Business Day need not be made on such day, but will be made on the next succeeding Business Day with the same force and effect as if made on such day, and no additional interest shall accrue as a result of such delayed payment, except as may be otherwise contemplated by the Base Rate specified on the face hereof for any Floating Rate Note. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Registered Holder hereof on such Regular Record Date and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than ten calendar days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully described in said Indenture. For purposes of this Note, "Business Day" means any day, other than a Saturday or Sunday, that is not a day on which banking institutions in Washington, D.C., or in New York, New York are authorized or obligated by law or executive order to be closed, except as may be otherwise contemplated by the Base Rate specified on the face hereof for any Floating Rate Note. In connection with any calculations of the rate of interest on this Note, all percentages will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards.

B. If this is a Fixed Rate Note, the Company promises to pay interest on the Principal Amount shown on the face hereof at the Interest Rate per annum shown on the face hereof until such Principal Amount is paid or made available for payment. Unless otherwise provided on the face hereof, the Company will pay interest semi-annually in arrears on each ________ 1 and ___________ 1 (each an "Interest Payment Date"), and at Maturity. Interest will accrue from and including the most recent Interest Payment Date or, if no interest has been paid or duly provided for, from and including the Original Issue Date shown on the face hereof, to, but excluding, the next succeeding Interest Payment Date. The amount of such interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

C. If this is a Floating Rate Note, the Company promises to pay interest on the Principal Amount shown on the face hereof at the rate per annum equal to the Initial Interest Rate shown on the face hereof until the first Interest Reset Date shown on the face hereof following the Original Issue Date specified on the face hereof and thereafter at a rate determined in accordance with the applicable interest rate formula based on the Base Rate specified on the face hereof, until the Principal Amount hereof is paid or duly made available for payment. The Company will pay interest monthly, quarterly, semi-annually or annually as specified on the face hereof under the "Interest Payment Period," commencing with the first Interest Payment Date specified on the face hereof next succeeding the Original Issue Date, and at Maturity. Unless otherwise provided on the face hereof, the dates on which interest will be payable (each an "Interest Payment Date") will be, in the case of Floating Rate Notes with a monthly Interest Payment Period, the third Wednesday of each month; in the case of Floating Rate Notes with a quarterly Interest Payment Period, the third Wednesday of March, June, September and December; in the case of Floating Rate Notes with a semi-annual Interest Payment Period, the third Wednesday of the two months specified on the face hereof; and in the case of Floating Rate Notes with an annual Interest Payment Period, the third Wednesday of the month specified on the face hereof.

The interest payable on a Floating Rate Note on each Interest Payment Date and at Maturity will include accrued interest from and including the Original Issue Date or from but excluding the last date in respect of which interest has been paid, as the case may be, to but excluding such Interest Payment Date or Maturity Date; provided, however, and except as may be otherwise contemplated by the Base Rate specified on the face hereof, that if the Interest Reset Period is daily or weekly, the interest payable on each Interest Payment Date, other than at Maturity, will include accrued interest from and including the Original Issue Date or from but excluding the last date in respect of which interest has been paid, as the case may be, to and including the day immediately preceding such Interest Payment Date, and the interest payable at Maturity will include accrued interest from and including the Original Issue Date or from but excluding the last date in respect of which interest has been paid, as the case may be, to but excluding the Maturity Date. Such accrued interest will be calculated by multiplying the Principal Amount hereof by an accrued interest factor. The accrued interest factor shall be computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated. The interest factor for each such day is computed by dividing the interest rate applicable to such day by 360, by the actual number of days in the year, or otherwise depending on the Base Rate specified on the face hereof. The interest rate in effect on each day will be (a) if such day is an Interest Reset Date, the interest rate with respect to the Interest Determination Date with respect to such Interest Reset Date or (b) if such day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to the next preceding Interest Reset Date; provided, however, that the interest rate in effect from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate shown on the face hereof. Notwithstanding the foregoing, if this is a Floating Rate Note, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, shown on the face hereof. In addition, the interest rate hereon in no event shall be higher than the maximum rate, if any, permitted by applicable law, including United States law of general application. The Maximum Interest Rate and Minimum Interest Rate, if any, specified on the face hereof are, in each case, expressed as a rate per annum on a simple interest basis.

If this is a Floating Rate Note, the interest rate on this Note will be reset daily, weekly, monthly, quarterly, semi-annually or annually (such period being the "Interest Reset Period" specified on the face hereof). Unless otherwise specified on the face hereof, the "Interest Reset Dates" will be, if the Interest Reset Period is daily, each Business Day; if the Interest Reset Period is weekly, Wednesday of each week, except that if the Base Rate specified on the face hereof is the Treasury Rate, Tuesday of each week; if the Interest Reset Period is monthly, the third Wednesday of each month; if the Interest Reset Period is quarterly, the third Wednesday of March, June, September and December of each year; if the Interest Reset Period is semi-annually, the third Wednesday of the two months specified on the face hereof; and if the Interest Reset Period is annually, the third Wednesday of the month of each year specified on the face hereof; provided, however, that if any Interest Reset Date otherwise would be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next day that is a Business Day, except as may be otherwise contemplated by the Base Rate specified on the face hereof.

The Interest Determination Date pertaining to an Interest Reset Date will be the day of the week as determined pursuant to the Base Rate specified on the face hereof.

Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date the rate of interest hereon, if this is a Floating Rate Note, shall be the rate determined in accordance with the interest rate determination provisions applicable to the Base Rate specified on the face hereof.

The Company will calculate, or will appoint and enter into an agreement with an agent to calculate (the Company or such agent being the "Calculation Agent"), the interest rates on Floating Rate Notes (including this Note if it is a Floating Rate Note). Initially, The Bank of New York Mellon Trust Company, N.A. shall be the Calculation Agent. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing and will confirm in writing such calculation to the Trustee and any Paying Agent promptly after each such determination. Neither the Trustee nor any Paying Agent shall be responsible for any such calculation. At the request of the Holder hereof (if this Note is a Floating Rate Note), the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date for this Note. All determinations of interest rates by the Calculation Agent, in the absence of manifest error, shall be conclusive for all purposes and binding on the Holder hereof. Unless otherwise specified on the face hereof, the Calculation Date pertaining to an Interest Determination Date shall be the tenth calendar day after such Interest Determination Date, or if not a Business Day, the next succeeding Business Day.

3. The authorized denominations of Notes will be $1,000 and any larger amount that is an integral multiple of $1,000.

4. Each Note will be issued initially as either a Book-Entry Note or a Certificated Note. Only Registered Notes may be issued as Book-Entry Notes, and such Notes will not be exchangeable for Certificated Notes and, except as otherwise provided in the Indenture, will not otherwise be issuable as Certificated Notes.

5. Payments of interest (other than interest payable at Maturity) will be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register on the applicable Record Date. The principal hereof and any premium and interest hereon payable at Maturity will be paid in immediately available funds upon surrender of this Note at the office or agency of the Company (currently the Trustee) located in the Borough of Manhattan in The City of New York.

6. If so specified on the face hereof, this Note may be redeemed at the option of the Company, in whole or in part, at any time and from time to time on or after the Initial Redemption Date shown on the face hereof and prior to the Maturity Date, upon not less than 30 calendar days prior notice given as provided in the Indenture, at the Redemption Price shown on the face hereof, together in each case with accrued interest, if any, to the relevant redemption date, but interest installments whose Stated Maturity is on or prior to such relevant redemption date will be payable to the holder of this Note, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Dates, all as provided in the Indenture. As provided in the Indenture, if less than all of the Outstanding Notes are to be redeemed, the Company shall select the tenor and terms of the Notes to be redeemed. If less than all of the Outstanding Notes of like tenor and terms are to be redeemed, the particular Notes to be redeemed shall be selected by the Trustee not more than 60 calendar days prior to the relevant redemption date from the Outstanding Notes of like tenor and terms not previously called for redemption. Such selection shall be of principal amounts equal to the minimum authorized denominations for such Notes or any integral multiple thereof. Subject to the immediately preceding sentence, such selection shall be made by any method as the Trustee deems fair and appropriate. The notice of such redemption shall specify which Notes are to be redeemed. In the event of redemption of this Notes in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

7. The Company may, at any time, purchase Notes at any price in the open market or otherwise. Notes so purchased by the Company may, at its discretion, be held, resold or surrendered to the Trustee for cancellation.

8. This Note will not be subject to any sinking fund.

9. As provided in the Indenture, and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of different authorized denominations as requested by the Holder.

10. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable on the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Security Registrar and the Trustee duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

11. Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

12. If an Event of Default with respect to the Notes of this series shall have occurred and be continuing, the principal of all the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

13. In case this Note shall at any time become mutilated, destroyed, stolen or lost and this Note or evidence of the loss, theft or destruction hereof (together with such indemnity and such other documents or proof as may be required by the Company or the Trustee) shall be delivered to the principal corporate trust office of the Trustee, a new Registered Note of like tenor and principal amount will be issued by the Company in exchange for, or in lieu of, this Note. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the Holder of this Note.

14. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holder of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series to be affected. The Indenture also contains provisions permitting, with certain exceptions as therein provided, the Holders of a majority in aggregate principal amount of the Outstanding Securities of a series to waive compliance on behalf of the Holders of all the Securities of such series by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon the Note.

Holders of Securities may not enforce their rights pursuant to the Indenture or the Securities except as provided in the Indenture. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, places and rate, and in the coin or currency herein prescribed.

15. No recourse shall be had for the payment of the principal of (or premium, if any) or interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or an indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

16. All terms used in this Note not otherwise defined in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

17. This Note shall be deemed to be a contract made and to be performed solely in the State of New York, and for all purposes be governed by, and construed in accordance with, the laws of said State without regard to the conflicts of law rules of said State.

_________________________________

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM    --    as tenants in common
TEN ENT    --    as tenants by the entireties
JT TEN    --    as joint tenants with the right of survivorship
and not as tenants in common
UTMA -- Uniform Transfers to Minors Act

_______________________________Custodian for _________________________________
(Cust) (Minor)

under Uniform Transfers to Minors Act of _________________________________________
(State)

Additional abbreviations also may be used though not in the above list.

FOR VALUE RECEIVED, the Undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert Social Security or Other
Identifying Number of Assignee

(Please print or type name and address including Zip Code of Assignee)

the within Note and all rights thereunder, irrevocably constituting and appointing such person attorney

to transfer Note on the books of the Trustee, with full power of substitution in the premises.

Dated: __________________________________

NOTICE:    The signature to this assignment must correspond with the names as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

Signature(s) must be guaranteed by
an institution which is a participant
in the Securities Transfer Agents
Medallion Program ("STAMP")
or similar program
_________________________________________

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